SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

Kennedy-Wilson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kennedy-Wilson, Inc.

9601 Wilshire Boulevard, Suite 220

Beverly Hills, California 90210-5205

NOTICE OF ANNUAL MEETING

To be Held on June 19, 2003

We invite you to attend the Annual Meeting of Stockholders of Kennedy-Wilson, Inc., a Delaware corporation, to be held at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California 90012, in the Olvera Room on June 19, 2003 at 9:00 a.m. Pacific Time, and at any adjournments thereof, for the following purposes:

1.	To elect two (2) Class II directors to serve on our board of directors until our 2006 Annual Meeting or such later time as their successors may be elected and are qualified.

2.	To transact such other business as may properly come before the meeting.

Our Board of Directors has fixed the close of business on May 13, 2003 as the record date for determining the Stockholders entitled to notice of the meeting, as well as for determining the Stockholders entitled to vote at the meeting.

It is important that your shares be represented whether or not you are able to attend in person. We urge you to read the accompanying Proxy Statement and specify your choices on the matters presented by filling in the appropriate boxes on the enclosed Proxy Card and returning it promptly. If you attend the meeting and prefer to vote in person, you may do so even if you have returned a completed Proxy Card. You may also revoke a proxy at any time before it is exercised by following the directions in the Proxy Statement.

Thank you for your continued support and interest in Kennedy-Wilson, Inc.

KENNEDY-WILSON, INC.

/s/ FREEMAN A. LYLE
Executive Vice President Chief Financial Officer and Secretary

Beverly Hills, California

May 20, 2003

Kennedy-Wilson, Inc.

9601 Wilshire Boulevard, Suite 220

Beverly Hills, California 90210-5205

PROXY STATEMENT

Annual Meeting

June 19, 2003

The Board of Directors (the “Board”) of Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), is soliciting proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California 90012, in the Olvera Room, on June 19, 2003 at 9:00 a.m. Pacific Time, and at any adjournments thereof. On or about May 20, 2003, the Company began sending the attached Notice of Annual Meeting, this Proxy Statement, and the enclosed Proxy Card to all Stockholders of record entitled to vote.

VOTING

The purpose of the Annual Meeting is to elect two Class II directors and to transact any other business that may properly be presented. THE BOARD RECOMMENDS THAT YOU AND YOUR FELLOW STOCKHOLDERS VOTE “FOR” THE NOMINEES FOR DIRECTOR SELECTED BY THE BOARD. The enclosed Proxy Card represents the shares that you are eligible to vote at the meeting. Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted thereon or, if no directions are indicated, they will be voted in favor of the nominees for director recommended by the Board and at the discretion of the proxies on any proposals acted upon. A Stockholder giving a proxy has the power to revoke it by attending the meeting and electing to vote in person, or by filing with the Secretary of the Company, prior to the meeting, a written revocation or a duly executed proxy bearing a later date.

WHO CAN VOTE

Stockholders of record at the close of business on May 13, 2003 (the “Record Date”) are eligible to vote at the Annual Meeting. The only outstanding class of stock of the Company is its common stock, par value $0.01 per share (“Common Stock”). On April 25, 2003, there were approximately 10,297,000 shares of Common Stock issued and outstanding.

VOTING RIGHTS OF COMMON STOCK

Each holder of Common Stock (or his, her, or its proxy) shall be entitled to one vote per share of Common Stock held as of the Record Date for each item voted on at the Annual Meeting.

HOW TO VOTE

You can vote on matters that come before the meeting in one of two ways:

•	You can come to the Annual Meeting and vote in person; or

•	You can vote by filling out, signing and returning the enclosed Proxy Card prior to the date of the Annual Meeting. If you do so, the individuals named on the card as proxies (the “Appointees”) will vote your shares as directed in the Proxy Card.

IF YOU SIGN AND RETURN THE PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES, THE APPOINTEES WILL VOTE YOUR SHARES “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR RECOMMENDED BY THE BOARD AND LISTED ON THE PROXY CARD. If any other matters are presented for action at the meeting, the Appointees will vote your shares according to their best judgment. At the time this Proxy Statement was printed, the Company knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

The Board of Directors has appointed William McMorrow and Freeman Lyle to represent Stockholders submitting properly executed Proxy Cards as the Appointees and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the Proxy Cards. Mr. McMorrow is the Chairman of the Board of Directors and Chief Executive Officer of the Company, and Mr. Lyle is Executive Vice President, Chief Financial Officer and Secretary of the Company.

You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the meeting. There are three ways to revoke your proxy:

•	You may complete another Proxy Card with a later date and return it to the Secretary of the Company prior to the date of the Annual Meeting;

•	You may notify the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please fill in and sign the enclosed Proxy Card and return it promptly. If you do attend the Annual Meeting, you may vote your shares even though you have sent in your Proxy Card. However, simply attending the meeting will not revoke your proxy if you do not vote at the meeting.

QUORUM

A quorum of Stockholders is necessary to hold a valid meeting. A majority of the outstanding shares of Common Stock on the Record Date (except treasury shares) present in person or represented by proxy at the beginning of the Annual Meeting, constitutes a quorum. If you have returned a properly signed Proxy Card, you will be considered present at the meeting and counted in determining the presence of a quorum. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees and to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be treated as shares that are present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not otherwise affect the voting.

Votes at the Annual Meeting will be tabulated by the inspector of election, who shall be appointed by the Chairman of the meeting. The inspector of election’s duties include determining the number of shares represented at the meeting and entitled to vote, determining the qualification of voters, conducting and accepting the votes, and, when the voting is completed, ascertaining and reporting the number of shares voted, or abstaining from voting, for the election of directors.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Company has a three-tiered, classified Board of Directors with staggered terms of office for each class. Each class serves a three-year term. The term for Class II directors expires at the Annual Meeting, the term for Class III directors expires at the annual meeting to be held in 2004 and the term for Class I directors expires at the annual meeting to be held in 2005.

Mary Ricks and Barry Schlesinger have been designated by the Board as nominees for election as Class II directors. Each is currently serving as a Class II director. UNLESS OTHERWISE SPECIFIED IN THE PROXY CARD, THE PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION OF THESE NOMINEES. There are no family relationships among any of the nominees for director or any of the other directors or executive officers of the Company. In case any of these nominees becomes unavailable to stand for election to the Board, an event which is not anticipated, the Appointees, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominee in accordance with their judgment.

The terms of directors elected at the Annual Meeting expire at the annual meeting to be held in 2006 or as soon thereafter as their successors are duly elected and qualified. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Directors are elected by a plurality vote of shares present at the meeting, meaning that the individuals who receive the largest umber of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. If you return the proxy with no direction as to a nominee, then your proxy will be voted in favor of this proposal.

RECOMMENDATION OF THE BOARD:

The Board recommends a vote “FOR” the election of each of the nominees named above.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s directors and executive officers are listed below:

NAME	AGE	TITLE	BOARD TERM EXPIRES
William McMorrow	56	Chairman of the Board of Directors and Chief Executive Officer	2004

Freeman Lyle	49	Executive Vice President, Chief Financial Officer and Secretary	N/A

Barry Schlesinger	62	Director and Senior Managing Director	2003

Mary Ricks	38	Director and Senior Managing Director	2003

Jerry R. Solomon	51	Director and Chairman of the Audit Committee	2004

Kent Mouton	50	Director and Chairman of the Compensation Committee	2005

Donald Prell	79	Director	2004

WILLIAM McMORROW has been Chairman of the Board and Chief Executive Officer since joining the Company’s predecessor company in 1988. Since that time, he has been instrumental to the Company’s growth into a diversified real estate services and investment company. Prior to 1988, Mr. McMorrow had more than 17 years of finance experience specializing in problem real estate held by financial institutions and insurance companies. For five years, he was the Executive Vice President and Chairman of the Credit Policy Committee at Imperial Bank, a subsidiary of a publicly traded company headquartered in Southern California. During his tenure with the Bank, he was responsible for restructuring a significant portion of the Bank’s assets, as well as the marketing and disposition of properties it owned. Additionally, Mr. McMorrow has held senior positions with various other financial services firms including Fidelity Bank in Pennsylvania, where he was Senior Vice President for eight years. Mr. McMorrow holds Bachelor of Science and Master of Business Administration degrees from the University of Southern California. He is also a member of the Executive Board of the Lusk Center for Real Estate at the University of Southern California.

FREEMAN LYLE has been Executive Vice President, Chief Financial Officer and Secretary since joining the Company in April of 1996. He is responsible for all of the Company’s financial and administrative matters, including overseeing the capital structure and arranging and maintaining credit facilities. Prior to joining the Company, Mr. Lyle owned and operated an independent real estate investment, financing and consulting firm. From 1980 to 1994, Mr. Lyle served as Vice President and Corporate Controller at R&B Realty Group, an international real estate investment and services firm. During his tenure, he also served as Vice President and Director of R&B Asset Management Co. and had line responsibility for the financial performance of a diversified real estate and loan portfolio. Prior to that, he was a senior auditor at Ernst & Young LLP. Mr. Lyle holds a Master of Business Administration degree from the University of Southern California, and a

Bachelor of Science degree from California State University, Northridge. He is a Certified Public Accountant and holds a real estate broker’s license.

BARRY SCHLESINGER has served as a member of the Board since July 1998 and is a Senior Managing Director in charge of KWI Fund Management Group, the Company’s wholly owned real estate services and fund management subsidiary, since January 1, 2001. Previously, Mr. Schlesinger served as President of Kennedy-Wilson Properties Ltd., the Company’s wholly owned property management and leasing subsidiary. Mr. Schlesinger serves as a Senior Managing Director through an Executive Services Agreement with CV I R.E. SERVICES, LLC (“CV I”) dated October 25, 2000, as amended. From 1990 to July 1998, he served as Chairman of the Board of Directors and Chief Executive Officer of Heitman Properties, Ltd., which the Company purchased in July 1998 and renamed Kennedy-Wilson Properties Ltd. The Executive Services Agreement is discussed in more detail in “Certain Transactions-Executive Services Agreement.” Prior to joining Heitman Properties, Ltd. in 1971, Mr. Schlesinger was responsible for project planning and scheduling for Tishman Realty and Construction Company. He has 37 years of real estate experience. Mr. Schlesinger holds a Bachelor of Science degree from the New York University College of Engineering.

MARY RICKS was appointed to the Board of Directors in October 2001. She serves as a Senior Managing Director and is responsible for the firm’s West Coast Commercial Brokerage Group. The division implements marketing strategies for all types of properties including hotels and resorts, office buildings, industrial, golf courses, retail and land developments throughout the U.S. and internationally. Since joining Kennedy-Wilson in 1990, she has been responsible for marketing efforts with total sales in excess of $3 billion. Prior to this position, she was a commercial broker for the Hanes Company in Woodland Hills, California. She received a Bachelor’s Degree from the University of California, Los Angeles.

JERRY SOLOMON was appointed to the Board of Directors in May 2001 and serves as Chairman of the Audit Committee. He founded Solomon, Winnett & Girard, Certified Public Accountants, Inc. in 1988, which specializes in business, tax and financial management of entrepreneurs and their businesses. Previously, he was the Administrative Partner at Roth, Bookstein & Zaslow, CPAs, which had over seventy staff members. Prior to that, he was in the tax department at J.K. Lasser and Company. He received a Bachelor of Arts degree in Accounting, as well as a Masters of Business Administration degree, from the University of California, Berkeley and has been licensed as a Certified Public Accountant in California since 1976.

KENT MOUTON has served as a member of the Board since December 1995, as Chairman of the Compensation Committee since 1995, and as a member of the Audit Committee since 1995. Mr. Mouton has been a partner in the law firm of Kulik, Gottesman & Mouton, LLP in Los Angeles, California since 1991. He specializes in the practice of real estate transactions. Mr. Mouton holds a Bachelor of Arts degree and a Juris Doctor degree from UCLA.

DONALD PRELL has served as a member of the Board since March 1992, as Chairman of the Audit Committee from 1992 through March 2002, and as a member of the Compensation Committee since 1992. For the past eleven years, Mr. Prell has been a business consultant and private investor. From 1980 to 1990, he was the Chief Credit Officer of Imperial Bancorp, where he also served as President of three of its wholly owned subsidiaries: Imperial International Bank, Imperial Creditcorp and Imperial Ventures. He is a member of the Board of Councilors of the UCLA Foundation. Mr. Prell holds a C.Phil. from the University of London and a Bachelor of Arts degree from University of California, Los Angeles.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board currently has two committees: an Audit Committee and a Compensation Committee.

The Audit Committee is currently composed of Jerry Solomon (Chairman), Donald Prell and Kent Mouton. While Messrs, Solomon and Prell meet the independence requirements of NASD, Mr. Mouton does not. Nevertheless, the Board has determined that Mr. Mouton’s service on the Audit Committee is in the best interest of the Company and its shareholders. This committee is responsible for reviewing the Company’s financial policies and objectives, and monitoring the Company’s financial condition and requirements for funds in conjunction with management, all in accordance with the Audit Committee Charter adopted by the Board. In addition, the Audit Committee meets with the Company’s independent auditors to review their audit report and consider any recommendations. The Audit Committee held two meetings in 2002.

The Compensation Committee is composed of Kent Mouton (Chairman), Donald Prell and Jerry Solomon. This committee establishes the Company’s general compensation policies and determines the compensation levels for the Chief Executive Officer and each employee that receives annual compensation in excess of $250,000. The Compensation Committee also has oversight responsibility for administering the Company’s stock option plans (other than Plan C for non-employee director stock options, pursuant to which options are granted automatically upon the initial election of a non-employee director and upon each subsequent re-election). The Compensation Committee held eight meetings in 2002.

The Board held four meetings in 2002. Each director attended 75% or more of the meetings of the Board and the Committees of the Board on which the director served, if any. From time to time, the members of the Board and the Committees of the Board act by unanimous written consent as permitted by the laws of the State of Delaware.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation earned during each of the last three fiscal years by the Chief Executive Officer of the Company and the five other most highly compensated executive officers of the Company who served in either of those capacities during fiscal 2002 (collectively, the “Named Executive Officers”) for services rendered:

Summary Compensation Table

		Annual compensation			Awards		Payouts
Name and Position	Year	Salary($)	Bonus($)	All Other Annual Compen- sation($)(1)	Restricted Stock Awards(#)	Securities Underlying Options SARS(#)	LTIP Payouts($)	All other Compen- sation($)
William McMorrow Chairman of the Board, Chief Executive Officer	2002 2001 2000	400,000 400,000 400,000	750,000 300,000 —	988,500 492,000 194,500	1,000,000 700,000 —	— — —	— — —	— — —

Freeman Lyle Executive Vice President, Chief Financial Officer and Secretary	2002 2001 2000	300,000 225,000 225,000	50,000 50,000 210,000	86,500 251,500 1,500	— — —	— — 10,000	— — —	— — —

Barry Schlesinger Senior Managing Director	2002 2001 2000	300,000 240,000 400,000	192,000 75,000 210,000	— 250,000 —	— — —	— — —	— — —	— — —

Mary Ricks Senior Managing Director	2002 2001 2000	300,000 225,000 200,000	364,377 194,707 110,748	1,500 1,500 1,500	— — —	30,000 50,000 —	— — —	— — —

Lewis Halpert(2) Senior Managing Director	2002 2001 2000	212,500 300,000 300,000	— — 300,000	270,833 172,000 13,500	— — —	— 60,000 90,000	— — —	— — —

Richard Mandel(3) Senior Managing Director	2002 2001 2000	125,000 300,000 300,000	— 600,000 391,250	395,877 119,500 7,500	— — —	— — —	— — —	— — —

(1)	Unless otherwise indicated, “Other Annual Compensation” includes, among other things, restricted stock grants, signing bonus, 401k contributions and car allowance contributions.

(2)	Resigned as an employee of the Company in June 2002.

(3)	Resigned as an employee of the Company and member of the Board of Directors in May 2002.

401(k), PROFIT SHARING AND DEFERRED COMPENSATION PLANS

The Company has a qualified plan under the provisions of Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). Employees who are 21 or older who have completed six months of service prior to January 1, April 1, July 1 and September 1 of each year are eligible to participate. Under this plan, participants are able to reduce their current compensation from 1% up to the lesser of 15% or the statutorily prescribed annual limit allowable under Internal Revenue Service Regulations and have that amount contributed to the 401(k) Plan. The 401(k) plan also includes provisions which authorize the Company to make discretionary contributions. During 2002 the Company made $35,000 in matching contributions to this plan. The Company also maintains a profit sharing plan (the “Profit Sharing Plan”) covering all full-time employees meeting certain minimum age and service requirements. Contributions to the Profit Sharing Plan are made solely at the discretion of the Board. No contributions were made for 2002. The Company maintains a non-qualified deferred compensation plan (the “Plan”) to provide benefits to management, employees or directors who contribute materially to the Company’s continued growth. Under the Plan, participants are able to defer up to 100% of their total compensation. The Company is authorized to make discretionary matching contributions. During 2002, there were no Company contributions to the Plan.

NAMED EXECUTIVE OFFICER STOCK OPTIONS

The following table provides information about stock option grants made to each of the Named Executive Officers during 2002:

STOCK OPTION GRANTS IN 2002

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2002	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name					5%	10%
William McMorrow	—	—	—	—	—	—
Freeman Lyle	—	—	—	—	—	—
Barry Schlesinger	—	—	—	—	—	—
Mary Ricks(2)	30,000	55%	$4.35	01/21/07	$36,000	$79,800
Lewis Halpert(3)	—	—	—	—	—	—
Richard Mandel(4)	—	—	—	—	—	—

(1)	The potential realizable value assumes that the stock price at the time each option is granted will appreciate at the stated percentage rate.

(2)	Options vest in equal installments over a three year period beginning on the one year anniversary of the grant.

(3)	Resigned as an employee of the Company in June 2002.

(4)	Resigned as an employee of the Company and member of the Board of Directors in May 2002.

The following table provides information about stock options held by the Named Executive Officers as of December 31, 2002:

AGGREGATED OPTION EXERCISES IN 2002

AND OPTION VALUES AS OF DECEMBER 31, 2002

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options as of December 31, 2002		Value of Unexercised In-the-Money Options as of December 31, 2002
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William McMorrow	—	N/A	127,500	—	—	—
Freeman Lyle	—	N/A	61,666	3,334	$1,050	—
Barry Schlesinger	—	N/A	135,000	40,000	—	—
Mary Ricks	—	N/A	41,666	63,334	$350	—
Lewis Halpert(1)	45,000	34,650	—	—	—	—
Richard Mandel(2)	189,000	721,980	—	—	—	—

(1)	Resigned as an employee of the Company in June 2002.

(2)	Resigned as an employee of the Company and member of the Board of Directors in May 2002.

EMPLOYMENT AGREEMENTS

The employment agreements of the Named Executive Officers are described below:

•	MR. McMORROW’S agreement provides for a term expiring on December 31, 2009, a base salary of $400,000 per annum, a discretionary annual bonus, and a one-time grant of restricted stock of 1,00,000 shares of Kennedy-Wilson, Inc. common stock effective April 22, 2002, vesting in equal installments over the remaining term of his employment agreement.

•	MR. LYLE’S agreement provides for a term expiring on December 31, 2003, a base salary of $300,000 per annum and a discretionary performance bonus of up to 100% of base salary.

•	MR. SCHLESINGER’S employment contract is with CV I and provides for a term expiring on December 31, 2003. CV I is a limited liability company, of which Mr. Schlesinger is a member, that provides executive management services to the Company. Mr. Schlesinger’s employment contract provides for a base salary of $300,000 for 2002, plus an annual incentive bonus of 50% of the amount of the Bonus Pool, as defined, of the Kennedy-Wilson real estate related property funds. The Bonus Pool is defined as 20% of total revenue less total expenses, less a cost of capital and overhead charge.

•	MS. RICKS’ agreement provides for a term expiring on December 31, 2003, a base salary of $300,000 per annum and a bonus of 15% to 20% of the net profits earned by the Company’s notes division and West Coast Commercial Group.

In addition to compensation as noted above, each agreement sets forth the services the Named Executive Officer is to provide to the Company, his benefits and expenses reimbursement rights and obligations, if any, a non-competition covenant, a confidentiality agreement and terms for termination. The employment agreement for Mr. McMorrow provides for a severance payment equal to two times his annual compensation as determined by the arithmetic average of his salary and bonus for the prior three years upon the termination of his employment agreement due to a change-in-control.

DIRECTOR COMPENSATION

Each director who is not also an employee of the Company receives a quarterly retainer of $4,000 plus a fee of $1,000 for each board meeting attended and $500 for each Board Committee meeting attended. In addition, the Company maintains the Non-employee Director Stock Option Plan that provides for automatic grants to non-employee directors of 13,500 shares of Company Common Stock upon election, and 540 shares of Company Common Stock upon re-election. Employees of the Company who also are directors receive no additional compensation for their service on the Board or on any Board Committee.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 25, 2003 the total number of shares of Common Stock beneficially owned and the percentage of the outstanding shares so owned by (i) each director, (ii) each Named Executive Officer, (iii) all executive officers and directors as a group and (iv) each beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock known to the Company. Except as otherwise indicated in the notes following the table, the Stockholders listed in the table are the beneficial owners of the shares listed with sole voting and investment power over those shares. Shares subject to options exercisable within 60 days are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

Name	Number of Shares Beneficially Owned(1)	Percent of Class
William McMorrow(2)	3,345,237	33.2
Freeman Lyle(3)	196,159	1.9
Barry Schlesinger(4)	142,499	1.4
Mary Ricks(5)	90,269	*
Donald Prell(6)	18,660	*
Kent Mouton(7)	28,620	*
Jerry Solomon(8)	13,500	*
All Executive Officers and Directors as a Group	3,834,944	38.0
Lewis Halpert(9)	1,284,047	12.7
Heartland Advisors, Inc. and William J. Nasgovitz(10)	912,700	9.0
Kenneth Stevens	699,147	6.9
Elkhorn Partners Limited Partnership(11)	833,050	8.3

*	Less than 1%.

Except as otherwise indicated in the following notes, the address for each individual, company, or named group is in care of Kennedy-Wilson, Inc., 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210.

(1)	On April 22, 2003, the Company entered into a repurchase agreement with Colony Investors III, L.P. to purchase their 660,128 shares for $2,970,572 which is expected to close on or before May 15, 2003. Therefore, those shares are excluded from the computation of security ownership.

(2)	Includes approximately 8,706 shares held for Mr. McMorrow’s account as well as approximately 275 shares held for the account of Mr. McMorrow’s spouse in the Company’s 401(k) Profit Sharing Plan and Trust of which Mr. McMorrow expressly disclaims beneficial ownership, and 127,500 shares which may be acquired pursuant to exercise of outstanding stock options.

(3)	Includes beneficial ownership of 61,666 shares which may be acquired pursuant to exercise of outstanding stock options.

(4)	Includes beneficial ownership of 135,000 shares which may be acquired pursuant to exercise of outstanding stock options.

(5)	Includes beneficial ownership of 68,333 shares which may be acquired pursuant to exercise of outstanding stock options.

(6)	Includes beneficial ownership of 15,120 shares which may be acquired pursuant to exercise of outstanding stock options.

(7)	Includes beneficial ownership of 28,620 shares which may be acquired pursuant to exercise of outstanding stock options.

(8)	Includes beneficial ownership of 13,500 shares which may be acquired pursuant to exercise of outstanding stock options.

(9)	Includes approximately 1,368 shares held for Mr. Halpert’s account in the Company’s 401(k) Profit Sharing Plan and Trust.

(10)	Information on the beneficial owner, number of shares and voting and investment power is based solely on statements contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 12, 2003 by Heartland Advisors, Inc. (“Heartland”) and William J. Nasgovitz, its president and principal shareholder. The amended Schedule 13G indicates that Heartland has sole power to vote 240,000 of the reported shares of Common Stock and sole power to dispose of 912,700 of the reported shares of Common Stock. The amended Schedule 13G also indicates that Mr. Nasgovitz has sole power to vote 500,000 of the reported shares of Common Stock. The address of Heartland and Mr. Nasgovitz is 789 North Water Street, Milwaukee, Wisconsin 53202.

(11)	Information on the beneficial owner, number of shares and voting and investment power is based solely on statements contained in Amendment No. 2 to Schedule 13D filed with the SEC on April 23, 2003 by Elkhorn Partners Limited Partnership (“Elkhorn”). The amended Schedule 13D indicates that Elkhorn has sole power to vote and dispose of 833,050 of the reported shares of Common Stock. The address of Elkhorn is P.O. Box 818, 1400 One Central Park Plaza, Elkhorn, Nebraska 68022.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

The following are brief descriptions of transactions during the fiscal year ended December 31, 2002 where the amount involved exceeded $60,000 in which the Company or one or more of its subsidiaries was or is a party and in which any of the Company’s directors, executive officers or Stockholders known to the Company to own beneficially more than 5% of Common Stock, or any member of the immediate family of any of those persons.

LEGAL FEES

In 2002, the Company paid the law firm of Kulik, Gottesman & Mouton a total of $278,000 in legal fees. Kent Mouton is a partner in that firm and a member of the Board.

ACCOUNTING FEES

In 2002, the Company paid the accounting firm of Solomon, Winnett & Company a total of $151,000 for income tax services. Jerry Solomon is a partner in that firm and a member of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s directors and certain of its officers, as well as persons who own ten percent or more of the Company’s outstanding Common Stock (“Insiders”), to file an initial report of beneficial ownership of stock of the Company and reports of changes in beneficial ownership thereafter with the SEC. Section 16(a) requires Insiders to deliver copies of all reports filed under Section 16(a) to the Company. Based solely on a review of these copies received, the Company believes that Insiders have complied with all applicable Section 16(a) filing requirements for fiscal 2002.

Pursuant to Items 306 and 402(a)(9) of Regulation S-K, promulgated by the SEC under the Exchange Act, the Performance Graph, Report of the Compensation Committee of the Board of Directors on Executive Compensation, Report of the Audit Committee of the Board of Directors and references to the independence of the Company’s Audit Committee members shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933 (the “Securities Act”) or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

PERFORMANCE GRAPH

Set forth below is a line graph comparing yearly change in the cumulative total Stockholder return on the Company’s Common Stock to the cumulative total Stockholder return on The NASDAQ National Market Index (“NASDAQ Market Index”) and an index of publicly traded companies with one or more business lines similar to those of the Company (“Peer Group Index”).

	FISCAL YEAR ENDING
COMPANY INDEX/MARKET	1997	1998	1999	2000	2001	2002
Kennedy-Wilson, Inc.	100.00	196.97	225.11	123.11	119.31	103.83
Peer Group Index(1)	100.00	92.19	43.22	52.72	48.91	36.48
NASDAQ Market Index	100.00	141.04	248.76	156.35	124.64	86.94

(1)	The companies that comprise the Peer Group Index are Grubb & Ellis Co., Insignia Financial Group, Jones Lang LaSalle Inc. and Trammel Crowe Co.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

The Compensation Committee of the Board (the “Committee”) establishes the general compensation policies of the Company, determines the compensation levels for the Chief Executive Officer and other senior officers of the Company and administers and/or provides oversight on all incentive plans, including the Kennedy-Wilson, Inc. 1992 Incentive and Non-Statutory Stock Option Plan and the approval of any grants of stock options thereunder.

The Company applies a consistent philosophy to compensation for all employees, including officers. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined objectives. The Company strives to attain these objectives through teamwork that is focused upon meeting the expectations of customers and Stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Committee is comprised of Kent Mouton, Donald Prell and Jerry Solomon, each of whom are non-employee directors. Neither Mr. Mouton, Mr. Prell nor Mr. Solomon was an officer or employee of the Company during the fiscal year ended December 31, 2002, nor has any of them been an officer of the Company at any time. See “Certain Transactions with Management and Others” for discussion of relationships Messrs. Mouton and Solomon had with the Company in 2002.

COMPENSATION POLICY

The Committee believes that the Company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful. Accordingly, the compensation policy for executive officers is designed to (i) provide a total compensation package for officers that is competitive and enables the Company to attract and retain key executive and employee talent needed to accomplish its business objectives and (ii) to directly link compensation to improvements in performance and increase in Stockholder value. As a result, executive compensation generally includes base salary, cash incentive bonus, and the discretionary award of stock options by the Committee.

The Company’s executive compensation policy is to ensure that a substantial portion of potential aggregate annual compensation be contingent upon the performance of the Company. The Company is committed to providing sales commission and/or incentive opportunities that, together with base salaries (where appropriate), provide for competitive and equitable total cash compensation opportunities. Aggregate base salaries, where appropriate, are set relative to average market pay practices, while target incentives opportunities are set somewhat above average market pay practices. Additionally, future base salary increases and commission or incentive pay opportunities are directly linked to the achievement of key financial objectives.

The variable compensation plans focus respective executive officers on the immediate objectives of the business and their job, encourage executives to work together as a team to achieve Company success, and recognize and reward the sustained contribution of outstanding performers within the Company.

COMPONENTS OF COMPENSATION

The Company has compensation programs that include both cash and equity components. The Committee has established base salary, as well as short and long-term incentive compensation targets for certain senior officers of the Company. The compensation targets define the percentage for each component of total compensation.

With respect to cash compensation for the Chief Executive Officer and senior officers, the Company sets base salaries and target incentive bonus opportunities for each senior officer by reviewing the cash compensation provided to comparable positions and assessing the internal equity of cash compensation opportunities based on position responsibilities, the performance of each senior officer, and overall levels of contribution to the Company. When considering competitive pay practices, the Committee reviews compensation levels in both the real estate industry and general industry at firms comparable in size and revenue to the Company. Target incentive compensation opportunities are typically funded as stipulated levels of net profit are achieved. Some senior officers with defined divisional business development responsibilities also receive a salary draw, with additional opportunity to earn a proportionate share of the net profits or revenue of the relevant division.

The Company provides for long-term equity compensation through stock options as a means to compensate and provide long-term incentives for its executive officers. Option exercise prices for officers are set at the stock’s fair market value on the date of grant, unless the optionee holds 10% or more of the Company’s outstanding Common Stock, in which case the exercise price is set at 110% of fair market value on the date of the grant. Thus, the value of the Stockholders’ investment in the Company must generally appreciate before an optionee receives any financial benefit from the option. Options granted to executive officers generally provide that they are exercisable over a period of five years after the date of grant. In determining the size of the stock option grants, the Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their respective expected future contributions.

By the Compensation Committee of the Board of Directors

Kent Y. Mouton, Chairman

Donald B. Prell

Jerry R. Solomon

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

In accordance with the Audit Committee Charter adopted by the Board, the Audit Committee (the “Committee”) has reviewed and discussed with management of the Company and KPMG LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of and for the year ended December 31, 2002 (the “Audited Financial Statements”). In addition, we have discussed with KPMG LLP the matters required by Codification of Statements on Auditing Standards No. 61.

The Committee has also reviewed the disclosures required by the Independence Standards Board Standard No. 1 regarding all relationships between the Company and our auditors that might bear on the auditors’ independence, and we have discussed with that firm its independence from the Company. We have also discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee the audit process in accordance with the Audit Committee Charter.

Based on the foregoing review and discussions and a review of the report of KPMG LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

By the Audit Committee of the Board of Directors

Jerry R. Solomon, Chairman

Donald B. Prell

Kent Y. Mouton

GENERAL INFORMATION

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The firm of KPMG LLP was selected by the Board, upon the recommendation of the Audit Committee, as independent accountants to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2002. A representative of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make any desired statement and to answer any appropriate questions by Stockholders.

STOCKHOLDER PROPOSALS

Any proposals of security holders which are intended to be presented at next year’s annual meeting must be received by the Company at its principal executive offices on or before January 20, 2004, in order to be considered for inclusion in the Company’s proxy materials relating to that meeting.

ANNUAL REPORT

All Stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company’s Annual Report for the fiscal year ended December 31, 2002. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2002.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, the Board is not aware of any matters to come before the Annual Meeting other than those set forth on the Notice accompanying this Proxy Statement. If any other matters come before the Annual Meeting, the Proxy Card, if executed and returned, gives discretionary authority to the Appointees with respect to such matters.

ADDITIONAL INFORMATION

The Company will pay the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed Proxy Card, and the solicitation of the proxies. Directors, officers and other regular employees of the Company may solicit proxies. None of them will receive any additional compensation for such solicitation. People soliciting proxies may contact you in person, by telephone or by facsimile. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding solicited material to their principals.

THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A BENEFICIAL OWNER OF ITS SHARES ON THE RECORD DATE FOR THE ANNUAL MEETING, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE YEAR 2002 AND WILL FURNISH, AT A CHARGE OF $10, A COPY OF THE EXHIBITS THERETO. SUCH REQUEST SHOULD CONTAIN A REPRESENTATION THAT THE PERSON REQUESTING THIS MATERIAL WAS A BENEFICIAL OWNER OF THE COMMON STOCK ON THE RECORD DATE AND BE SENT TO THE SECRETARY OF THE COMPANY AT THE ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors

/s/ FREEMAN A. LYLE
Executive Vice President, Chief
Financial Officer and Secretary

Beverly Hills, California

May 20, 2003

PROXY

KENNEDY-WILSON, INC.

9601 WILSHIRE BOULEVARD, SUITE 220

BEVERLY HILLS, CALIFORNIA 90210-5205

PROXY FOR ANNUAL MEETING TO BE HELD JUNE 19, 2003

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF KENNEDY-WILSON, INC.

The undersigned hereby appoints William J. McMorrow and Freeman A. Lyle, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, and with discretionary authority as to any other matters that may come before the meeting, all the shares of common stock of Kennedy-Wilson, Inc. held of record by the undersigned on the close of business May 13, 2003, at the Annual Meeting to be held on June 19, 2003 at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California 90012, in the Olvera Room, and any postponements or adjournments thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES “FOR” THE NOMINEES FOR DIRECTOR PROPOSED BY THE BOARD OF DIRECTORS OF KENNEDY-WILSON, INC. AND AT THEIR DISCRETION ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING. AS OF MAY 1, 2003, THE PROXIES HAVE NO KNOWLEDGE OF ANY MATTERS TO BE PRESENTED AT THE MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY.

(Continued on reverse side)

PLEASE FOLD AND DETACH HERE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.	Election of Directors. The Board of Directors recommends a vote “FOR” the nominees listed below.

BARRY SCHLESINGER

MARY RICKS

☐ FOR All nominees listed.

☐ WITHHOLD AUTHORITY to vote for all nominees listed.

☐ FOR all nominees EXCEPT the following:

Barry Schlesinger   ☐

Mary Ricks             ☐

(Instruction: To withhold authority to vote for any individual nominee, check the box on the line marked “FOR all nominees EXCEPT the following:” and check the box on the line for the nominee(s) which you wish to withhold authority for.)

2.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct or the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, the shares represented by this proxy will be voted FOR all of the nominees for director named above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in partnership or applicable entity name by the authorized person.

Dated: , 2003

Dated: , 2003
Signature(s) in Box (If there are co-owners, both must sign)